UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2020

ENDOLOGIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28440	68-0328265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Musick

Irvine, CA 92618

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELGX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Note Exchange

On February 24, 2020, Endologix, Inc. (the “Company”) and three investors holding approximately $11.0 million of the principal amount of the Company’s 3.25% Convertible Senior Notes due 2020 (the “Holders”) entered into an Exchange Agreement (the “Exchange Agreement”) providing for the exchange of the Holders’ existing notes (the “Existing Notes”) for new 5.00% Voluntary Convertible Senior Notes due 2024 (the “New Notes”). Pursuant to the Exchange Agreement, on the date this Form 8-K is filed, the exchanging Holders are exchanging all outstanding principal plus accrued and unpaid interest under the Existing Notes into the same amount of principal of New Notes pursuant to the Exchange Agreement (the “Exchange”). The New Notes are being issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) of the Securities Act and Rule 506 thereunder.

The New Notes will be governed by an Indenture (the “Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The New Notes will accrue interest at a rate of 5.00% per year, payable semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2020. The New Notes will mature on April 2, 2024, unless earlier purchased, redeemed or converted in accordance with the terms of the Indenture. The Indenture governing the New Notes will contain customary terms and covenants and events of default.

The New Notes will be convertible at the option of each Holder into shares of common stock at any time prior to the close of business on the business day immediately preceding January 1, 2024; provided that, except if the Company undergoes a fundamental change (as defined in the Indenture) and for certain other customary circumstances of conversion, each Holder may not convert more than 30% the initial aggregate principal amount of its outstanding New Notes per calendar quarter (a “Voluntary Conversion”). Beginning January 1, 2024, until the close of business on the business day immediately preceding the maturity date, the New Notes will be convertible at the option of the holder at any time regardless of the conditions described in this paragraph. The initial conversion rate of the New Notes in a Voluntary Conversion is 0.4445 shares of the Company’s common stock per $1.00 principal amount of the New Notes, which is equivalent to an initial conversion price per share equal to $2.25 (the “Conversion Price”). The conversion rate is subject to adjustment upon the occurrence of certain specified events. Except if the Company undergoes a fundamental change (as defined in the Indenture) and for certain other customary circumstances of conversion, in no event prior to the close of business on the business day immediately preceding January 1, 2024 may the New Notes be converted in a calendar quarter unless the closing sale price of the Company’s common stock for at least twenty (20) trading days during the period of thirty (30) consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 110% of the Conversion Price (subject to adjustment upon the occurrence of certain specified events) (the “Voluntary Conversion Threshold”).

The New Notes will be secured by the Company’s assets pursuant to a Junior Lien Security Agreement by and between the Company and Wilmington Trust, National Association, as collateral agent (the “JLSA”). The JLSA grants a second lien on the Company’s assets that is second in priority to the security interests granted (i)_to Deerfield (as defined below), as agent, pursuant to the Amended and Restated Guaranty and Security Agreement, dated August 9, 2018, by and among Endologix, Inc., its subsidiaries and Deerfield, as agent, as amended to date and (ii) to Deerfield ELGX Revolver, LLC, as agent (“Deerfield ELGX”), pursuant to the Guaranty and Security Agreement, dated as of August 9, 2018, by and among Endologix, Inc., its subsidiaries and Deerfield ELGX, as agent. as amended to date. In connection with the issuance of the New Notes, the parties entered into Subordination and Intercreditor Agreement, dated as of February 24, 2020, by and among the Company, Deerfield, Deerfield ELGX and Wilmington Trust, National Association, as collateral agent (the “Subordination Agreement”). The Subordination Agreement contains customary provisions associated with the subordination of the security interest of the New Notes.

The Indenture will provide that in no event may a Holder convert into shares of common stock if such conversion would result in the Holder beneficially owning more that 9.5% of the Company’s outstanding common stock. The foregoing descriptions of the terms of the Exchange Agreement, the Subordination Agreement, the Junior Security Agreement, the Indenture and the New Notes are qualified in their entirety by reference to the text of such documents, copies of which are filed as Exhibits 10.1, 10.4, 10.5, 4.4 and 4.5 to this Current Report on Form 8-K.

Exchange Agreement and Fourth Amendment to Facility Agreement

On February 24, 2020, the Company entered into a February 2020 Exchange Agreement and Fourth Amendment to Amended and Restated Facility Agreement and Amendment to First Out Waterfall Notes (the “Facility Amendment”) with Deerfield Private Design Fund IV, L.P. and certain other funds managed by Deerfield Management Company, L.P. (collectively, “Deerfield”), dated August 9, 2018 (as amended to date, the “Facility Agreement”). The Facility Amendment provides for, among other things, the conversion of certain portions of the outstanding convertible debt upon the achievement of certain milestones. In addition, 8.333% (or approximately $10.7 million as of February 24, 2020) of first out waterfall loans (the “First Out Waterfall Loans”) currently due on April 2, 2021 (the “First Amortization Payment”) will be extended to July 1, 2021. In the event the Company satisfies the Initial Exchange Condition (as defined below) and provided that the Company reports net revenue of at least $142.5 million for the year ended December 31, 2020 and complies with the global excess liquidity requirement (the “Maturity Extension Conditions”), the maturity date shall be extended from April 2, 2023 to December 22, 2023 and the second amortization date shall be extended from April 2, 2022 to April 2, 2023. Further, the Facility Amendment provides that the interest payment date due April 1, 2020 will be payable in paid-in-kind interest by increasing the principal amount of the loans by an amount equal to the interest that has accrued.

The Facility Amendment provides for the exchange of the existing notes representing the First Out Waterfall Loans for amended notes (the “Amended First Out Waterfall Notes”). The Amended First Out Waterfall Notes reduce the fixed conversion price under the existing notes from $6.625 to $2.00 (the “Fixed Conversion Price”); provided that if the Initial Exchange Condition (as defined below) is not met by June 30, 2020, then such price shall revert to $6.625. The Amended First Out Waterfall Notes provide that the Company may require Deerfield to convert up to $40,000,000 of principal amount (the “Forced Conversion Cap”) provided that the arithmetic average of the volume weighted average price of the Company’s common stock on each of the fifteen (15) consecutive trading days ending on the conversion date (the “Forced Conversion 15 Day VWAP”), and the closing price on the conversion date, is greater than 200% of the Fixed Conversion Price into shares of the Company’s newly created Series DF-1 Preferred Stock, par value $0.001 per share (the “Preferred Stock”), at a price per share equal to the product of (i) the Preferred Exchange Rate (as defined below) and (ii) and 85% of the lesser of the closing price of the common stock on such conversion date (the “Closing Price”) and the Forced Conversion 15 Day VWAP, provided that such lesser price is greater than or equal to 170% of the Fixed Conversion Price and other conditions are met (each such conversion, a “Forced Conversion”). A Forced Conversion may only occur once every 31 calendar days and any individual Forced Conversion may not exceed the lesser of (i) $3,500,000 or (ii) the Forced Conversion Cap less any prior Forced Conversions or Discretionary Conversions (as defined below).

Deerfield also has the option to convert up to $60.0 million (less any amounts converted pursuant to Forced Conversions) of the Company’s outstanding debt (any such conversion, a “Discretionary Conversion”) into, at Deerfield’s option and subject to the Ownership Cap, shares of Common Stock at a rate equal to the greater of the Fixed Conversion Price and 85% of the arithmetic average of the volume weighted average price of the Company’s common stock on each of the fifteen (15) consecutive trading days prior to the conversion date (the “15 Day VWAP”), provided that such conversion price is not less than the Floor Price (the “Discretionary Common Conversion Rate”) or shares of Preferred Stock at a rate (the “Discretionary Preferred Conversion Rate”) equal to the product of (i) the Preferred Exchange Rate (as defined below) multiplied by (ii) the Discretionary Common Conversion Rate.

The Preferred Stock is convertible into common stock at an initial rate of 100 shares of common stock for each share of Preferred Stock, as may be adjusted pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series DF-1 Preferred Stock (the “Certificate of Designation”) (the “Preferred Exchange Rate”). Pursuant to the Certificate of Designation, 1,105,000 shares of Preferred Stock have been authorized for issuance. The Preferred Stock does not possess any voting rights. The Preferred Stock is subject to customary adjustments for stock events. The Preferred Stock provides that in no event may Deerfield convert the Preferred Stock into shares of common stock if such conversion would result in Deerfield beneficially owning more that 4.985% of the Company’s outstanding common stock (the “Ownership Cap”).

The Amended First Out Waterfall Notes also revises Deerfield’s existing right to convert a portion of the outstanding principal amount of the first-out waterfall loan into a maximum of 1,430,000 shares of the Company’s common stock at the current conversion price to Deerfield may, at its option, convert into 1,430,000 shares of common stock at the Discretionary Common Conversion Rate, or the equivalent number of shares of Preferred Stock at the Discretionary Preferred Conversion Rate.

The Facility Amendment provides that, in the event that on or prior to the ninetieth (90th) day following the receipt of regulatory approval to sell the Company’s Ovation Alto Abdominal Stent Graft System (“Alto”) in the United States, but in any event no later than June 30, 2020, net sales of Alto shall be in excess of $1,000,000 (the “Initial Exchange Condition”), Deerfield will exchange 8.333% (or approximately $10.7 million as of February 24, 2020) of the principal amount of the First Out Waterfall Notes, including any such principal that has resulted from payment-in-kind (“PIK”) interest payments made on or prior to such date, plus any accrued PIK interest thereon through such exchange date into shares of Preferred Stock (the “Initial Exchange”) at a rate equal to the Preferred Exchange Rate multiplied by $0.8282 (the “Floor Price”). In addition, upon consummation of the Initial Note Exchange, payment of the remaining portion of the First Amortization Payment will be extended until the Second Amortization Date (as defined in the Facility Agreement) and maturity date in accordance with the Facility Agreement.

In addition, in the event that the Initial Exchange has occurred and the Company completes the first submission to the FDA of a full PMA application with respect to the Nellix EVAS System on or prior to September 30, 2021, Deerfield will exchange $2,500,000 into shares of Preferred Stock (the “Nellix Submission Exchange”) at a rate (the “Conditional Exchange Rate”) equal to the product of the (i) Preferred Exchange Rate multiplied by (ii) the 85% of the lesser of (x) the Closing Price and (y) the 15 Day VWAP (the “Conditional Price”). In the event that the Initial Exchange and the Nellix Submission Exchange have occurred and the Company receives the PMA from the FDA with respect to the Nellix EVAS System as shall be necessary for the sale of the Nellix EVAS System in the United States on or prior to June 30, 2022 (the “Nellix Approval Exchange Condition”), Deerfield will exchange $7,500,000 into shares of Preferred Stock (the “Nellix Approval Exchange”) at the Conditional Exchange Rate. In the event that the Initial Exchange, the Nellix Submission Exchange and the Nellix Approval Exchange have occurred and net sales of the Nellix EVAS System are in excess of $10,000,000 within nine months of satisfaction of the Nellix Approval Exchange Condition, Deerfield will exchange $10,000,000 into shares of Preferred Stock (the “Nellix Sales Exchange”) at the Conditional Exchange Rate. Notwithstanding the above, none of the foregoing exchanges shall take place if the Conditional Price at the time of such exchange is less than the Floor Price.

The Facility Amendment provides that if, during the period beginning on the first business day following satisfaction of the Initial Exchange Condition and ending on the date that is three months thereafter, the Company completes an equity financing resulting in net proceeds to the Company of at least $5,000,000, and subject to certain other conditions set forth in the Facility Amendment, then Deerfield will exchange $0.50 of principal of First Out Waterfall Notes for each $1 of net proceeds up to an aggregate of $20 million in net proceeds into shares of Preferred Stock at a rate equal to the Preferred Exchange Rate multiplied by the lowest price per share of common stock purchased in such financing, provided that such price per share is not less than the Floor Price. Deerfield would also receive the number of such other securities, if any, issued with each share of common stock sold in such financing for each as-converted share of Common Stock issued to Deerfield.

Further, the Facility Amendment also provides, upon signing, the Company shall pay a restructuring fee of $2,000,000 in cash or a combination of shares of common stock at the Floor Price and shares of Preferred Stock at a rate equal to the product of the Floor Price multiplied by the Preferred Exchange Rate. The Company elected to satisfy the fee by issuing 950,000 shares of common stock and 14,648.75 shares of Preferred Stock at signing.

The Facility Amendment provides that, upon the satisfaction of the Initial Exchange Condition, the Company will amend the outstanding warrants (the “Warrant Amendment”) to purchase 647,001 shares of common stock previously issued to Deerfield pursuant to the Company’s prior facility agreement with Deerfield dated April 3, 2017 (as amended, the “2017 Warrants”) and warrants to purchase 875,001 shares of common stock previously issued to Deerfield pursuant to the Facility Agreement (as amended, the “2018 Warrants” and, together with the 2017 Warrants, the “Warrants”) to reduce the exercise price of the Warrants to $1.50. All other material terms and conditions of the Warrants remain the same.

The Facility Amendment also provides that, upon completion of the Initial Note Exchange, the remaining interest payments on the First Out Waterfall Notes will be due monthly. For 18 months beginning with the first calendar month following completion of the Initial Note Exchange the Company will, subject to certain conditions precedent, make such interest payments in shares of Preferred Stock at a rate equal to the product of (i) the Preferred Exchange Rate as of the interest payment date multiplied by (ii) ninety percent (90%) of the lesser of (a) the closing price on the date immediately preceding the interest payment date and (b) the 15 Day VWAP immediately preceding the interest payment date.

Fourth Amendment to Credit Agreement

On February 24, 2020, the Company entered into a Fourth Amendment to Credit Agreement (the “Credit Amendment”) with Deerfield ELGX Revolver, LLC and certain funds managed by Deerfield Management Company, L.P., dated as of August 9, 2018 (as amended to date, the “Credit Agreement”). The Credit Amendment includes conforming revisions to reflect the changes in the Facility Amendment. In addition, the Credit Amendment provides that if the Company satisfies the Maturity Extension Conditions, the credit agreement maturity date will extend to the earlier of (i) December 22, 2023 or (ii) the date the loans pursuant to the Facility Agreement have been repaid in full.

The foregoing descriptions of the terms of the Credit Amendment, the Facility Amendment, the First Out Waterfall Note and the Certificate of Designation are qualified in their entirety by reference to the text of such documents, copies of which are filed as Exhibits 10.2, 10.3, 4.1 and 3.1 to this Current Report on Form 8-K

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The securities discussed in Item 1.01 above are being issued in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) of the Securities Act and Rule 506 thereunder and Section 3(a)(9) of the Securities Act and exempt from registration or qualification under applicable state securities laws. The unregistered securities are being issued solely to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Certificate of Designation and the Series DF-1 Preferred Stock is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On February 24, 2019, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein. The Company also posted an investor presentation summarizing the transactions described in Item 1.01 of this Current Report on Form 8-K. A copy of the investor presentation is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series DF-1 Preferred Stock

4.1	Form of First Out Waterfall Note

4.2	Form of Indenture in respect of 5.00% Voluntary Convertible Senior Notes due 2024

4.3	Form of 5.00% Voluntary Convertible Senior Note due 2024

10.1	Exchange Agreement, dated February 24, 2020, among Endologix, Inc. and the noteholders named on Schedule A thereto.

10.2	Fourth Amendment to Credit Agreement, dated February 24, 2020, by and among Endologix, Inc. and Deerfield ELGX Revolver, LLC and certain of its affiliates.

10.3	February 2020 Exchange Agreement and Fourth Amendment to Amended and Restated Facility Agreement and Amendment First Out Waterfall Notes, dated February 24, 2020, by and among Endologix, Inc. and Deerfield Private Design Fund IV, L.P. and certain of its affiliates.

10.4	Subordination and Intercreditor Agreement, February 24, 2020, by and among Endologix, Inc., Deerfield Private Design Fund IV, L.P., Deerfield ELGX Revolver, LLC and Wilmington Trust, National Association.

10.5	Junior Lien Security Agreement, February 24, 2020, by and between Endologix, Inc. and Wilmington Trust, National Association.

99.1	Press Release dated February 24, 2020.

99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endologix, Inc.

	By:	/s/ Vaseem Mahboob
February 24, 2020		Vaseem Mahboob
Chief Financial Officer